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Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Vermont Pure Holdings, Ltd. on Form S-8 of our report dated January 21, 2004, appearing in the Annual Report on Form 10-K of Vermont Pure Holdings, Ltd. for the year ended October 31, 2003.

/s/ Deloitte & Touche LLP
Hartford, Connecticut

August 12, 2004